EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each of the following Registration Statements of Anixter International Inc. and in each related Prospectus of our report dated February 1, 2002 (except for Note 3, as to which the date is March 28, 2002) with respect to the consolidated financial statements of Pentacon, Inc. included in the Form 8-K/A.


            Registration
            Statement No.                     Purpose
            -------------                     -------
            No. 2-93173                       Registration Statement on Form S-8
            No. 33-13486                      Registration Statement on Form S-8
            No. 33-21656                      Registration Statement on Form S-8
            No. 33-38364                      Registration Statement on Form S-8
            No. 33-60676                      Registration Statement on Form S-8
            No. 33-05907                      Registration Statement on Form S-8
            No. 333-56815                     Registration Statement on Form S-8
            No. 333-56935                     Registration Statement on Form S-8
            No. 333-42788                     Registration Statement on Form S-3


                                                               ERNST & YOUNG LLP
Houston, Texas
November 25, 2002